UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Biora Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2023

To the Stockholders of Biora Therapeutics:

Biora Therapeutics, Inc. (the “Company”) will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 14, 2023, at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/BIOR2023. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the six director nominees named in the Proxy Statement to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To approve an amendment and restatement of our 2018 Equity Incentive Plan, including an increase of 5,500,000 shares reserved for issuance thereunder;

(3)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

(4)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 20, 2023 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.bioratherapeutics.com/.

By Order of the Board of Directors,

/s/ Adi Mohanty
Adi Mohanty
Chief Executive Officer and Director

San Diego, California
April 27, 2023

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to Be Held on June 14, 2023. The Proxy Statement and Annual Report for the year ended December 31, 2022 are available at www.proxyvote.com.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Biora Therapeutics is the trademark of Biora Therapeutics, Inc. Other names and brands may be claimed as the property of others.

4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Biora Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 14, 2023 at 10:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 27, 2023.

Why Did I Receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on April 20, 2023 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 11,859,095 shares of our common stock were issued and outstanding.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/BIOR2023, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that relate to the proposals to be voted on at the meeting and that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to the proposals to be voted on. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	Election of the six director nominees to serve until the 2024 Annual Meeting of Stockholders (“Proposal 1”);

(2)	Approval of an amendment and restatement of our 2018 Equity Incentive Plan, including an increase of 5,500,000 shares reserved for issuance thereunder (“Proposal 2”); and

(3)	Ratification of the selection of KPMG LLP as the Company’s independent auditor for 2023 (“Proposal 3”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 and 3.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903).

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of one-third of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, including at least one-third of the outstanding shares of common stock, must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the meeting chair or the holders of a majority of the voting power of the stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Approval of the Amendment and Restatement of the 2018 Equity Incentive Plan

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for approval of the amendment and restatement of the 2018 Equity Incentive Plan. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Proposal 3: Ratification of Independent Auditor Selection

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the ratification of the appointment of KPMG LLP as our independent auditor. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

In addition, our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

We have retained Morrow Sodali LLC, a proxy solicitation firm, for assistance in connection with the Annual Meeting at an estimated cost of up to approximately $20,000 plus reasonable out-of-pocket expenses.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of seven directors. Surbhi Sarna is stepping down from the Board and will not be standing for re-election at the Annual Meeting. In accordance with our Bylaws, the Board has determined to decrease its size to six directors effective as of the Annual Meeting. At the Annual Meeting, the stockholders will vote to elect the six director nominees named in this Proxy Statement to serve until the 2024 Annual Meeting of Stockholders, in all cases until their successors have been duly elected and qualified or until their earlier resignation or removal. Our Board has nominated each of Adi Mohanty, Jeffrey D. Alter, Jeffrey A. Ferrell, Jill Howe, Brian L. Kotzin, M.D. and Lynne Powell for election to our Board. Each of them was most recently elected by stockholders at the 2022 Annual Meeting.

Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

Information Regarding Director Nominees

Biographical and other information regarding our director nominees, including the primary skills and experiences considered by our Nominating/Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name	Age (as of April 27)	Position
Adi Mohanty	56	Chief Executive Officer and Director
Jeffrey D. Alter(1)(3)	60	Independent Chairman of the Board
Jeffrey A. Ferrell(2)(3)	48	Independent Director
Jill Howe(1)(3)	47	Independent Director
Brian L. Kotzin, M.D.(2)	74	Independent Director
Lynne Powell(1)	56	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Adi Mohanty. Mr. Mohanty has served as our Chief Executive Officer and a member of our Board since November 2021. Prior to joining the Company, Mr. Mohanty founded EnCellX, Inc., a functional cell selection company, and he served as its Chief Executive Officer from December 2019 to November 2021. From 2014 to September 2018, he served as Chief Executive Officer, President and a member of the board of directors of BioTime (now Lineage Cell Therapeutics, Inc. (NYSE: LCTX)), a biotechnology company. Prior to BioTime, Mr. Mohanty served in various leadership roles at Transkaryotic Therapies, Inc., a biopharmaceutical company, and then at Shire PLC following its acquisition of Transkaryotic Therapies. Mr. Mohanty held several executive positions at Shire spanning global technical operations, product development and commercial operations. He was responsible for a global franchise in rare diseases with over $600 million in sales and operations in over 50 countries. His most recent role at Shire was as President of Regenerative Medicine, a full vertically integrated business unit of Shire with commercial and clinical products. Earlier in his career, Mr. Mohanty held a variety of management positions in the bioscience division of Baxter International Inc. (NYSE: BAX), a healthcare company. Mr. Mohanty previously served on the board of directors of Oncocyte Corp. (Nasdaq: OCX), a molecular diagnostics company, from 2015 to 2020 and Asterias Biotherapeutics, Inc., a cell therapy company, from 2015 to 2018. Mr. Mohanty earned his M.S. in Chemical Engineering from Clarkson University and his M.B.A. from Saint Mary’s College, California.

We believe Mr. Mohanty is qualified to serve on our Board because of his extensive leadership experience in the biotechnology industry.

Jeffrey D. Alter. Mr. Alter has served as a member of our Board since January 2019 and as the Chairman of our Board since November 2021. Mr. Alter served as the Chief Executive Officer and as a member of the board of directors of Summit Health, a healthcare network, from October 2021 to January 2023. Prior to joining Summit Health, Mr. Alter served as the Executive Vice President of IngenioRX and Anthem Health Solutions, at Anthem, Inc. (NYSE: ANTM), a health benefits company, from September 2020 to October 2021. From July 2018 to September 2020, Mr. Alter served as President of Arcturus One Consulting, LLC, a consulting company. From 2004 to June 2018, he served in various executive leadership positions at UnitedHealthcare Inc., a health plan business, including as Chief Executive Officer of its commercial group from 2014 to June 2018, as Chief Executive Officer of its employer and individual business from 2011 to 2014, as Chief Executive Officer of the Northeast Region from 2008 to 2011, as Chief Operating Officer from 2005 to 2008 and as Chief Financial Officer of the Northeast Region from 2004 to 2005. Mr. Alter earned both his B.S. in Marketing and his M.B.A. in Finance from Saint John’s University, New York.

We believe Mr. Alter is qualified to serve on our Board because of his extensive leadership experience in the healthcare industry and finance experience.

Jeffrey A. Ferrell. Mr. Ferrell has served as a member of our Board since June 2014. Mr. Ferrell has served as the Managing Partner of Athyrium Capital Management, LP, a life sciences focused investment and advisory company, since 2008. Prior to Athyrium Capital, Mr. Ferrell served in a number of roles at Lehman Brothers Holdings Inc., a former financial services firm, including as Senior Vice President from 2005 to 2008 and as Vice President in its private equity division from 2002 to 2005. From 1997 to 2001, Mr. Ferrell served as a principal at Schroder Ventures Life Sciences, a healthcare fund. Mr. Ferrell previously served as a director of Lpath, Inc., a biotechnology company, from 2007 to 2016. Mr. Ferrell earned his A.B. in Biochemical Sciences from Harvard University.

We believe Mr. Ferrell is qualified to serve on our Board because of his extensive experience investing in and guiding early stage life sciences companies.

Jill Howe. Ms. Howe has served as a member of our Board since November 2021. Ms. Howe has served as the Chief Financial Officer of Lineage Cell Therapeutics, Inc. (NYSE: LCTX), a biotechnology company, since November 2022. Prior to joining Lineage Cell Therapeutics, she served as Chief Financial Officer at DTx Pharma, Inc., a biotechnology company, from June 2021 to July 2022. Previously, Ms. Howe served as Treasurer and Vice President of Finance at Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company, from January 2018 to June 2021, where she was the internal project lead for the company’s initial public offering, follow-on offering and debt offerings, and oversaw finance for 18 subsidiaries across the U.S. and Ireland. Prior to Gossamer Bio, she served as Controller of Amplyx Pharmaceuticals, Inc., a biopharmaceutical company, from 2016 to December 2017. She previously held positions, including as Controller and Director of Finance, at Receptos, Inc., a biotechnology company, and at Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company. Ms. Howe has served on the board of directors at Codagenix, Inc., a clinical stage synthetic biology company, since 2021. Ms. Howe earned a B.S. in Accountancy from San Diego State University.

We believe Ms. Howe is qualified to serve on our Board because of her financial expertise in the biotechnology industry.

Brian L. Kotzin, M.D. Dr. Kotzin has served as a member of our Board since June 2019. Dr. Kotzin has served as Chief Medical Officer, Senior Vice President of Clinical Development and Head of Immunology at Nektar Therapeutics (Nasdaq: NKTR), a biopharmaceutical company, since April 2022, and has previously held various other leadership positions at Nektar, including serving as Senior Vice President of Clinical Development and Head of Immunology from September 2021 to April 2022, as Chief Medical Officer and Head of Clinical Development from January 2021 to September 2021 and as Senior Vice President of Clinical Development since April 2017. Prior to Nektar, from 2004 to 2015, Dr. Kotzin served as Vice President of Global Clinical Development and Head of the Inflammation Therapeutic Area at Amgen Inc. (Nasdaq: AMGN), a

biopharmaceutical company. During his employment at Amgen, he also served as Vice President of Translational Sciences and Head of Medical Sciences from 2006 to 2011. From 1981 to 2004, Dr. Kotzin served as a faculty member in the Division of Rheumatology of the Department of Medicine and Department of Immunology at the University of Colorado Health Sciences Center in Denver, Colorado. During this time, he also served as Head of Clinical Immunology in the Department of Medicine and as director of the Autoimmunity Center of Excellence from 1998 to 2004. Dr. Kotzin has been elected as a Master of the American College of Rheumatology and is an elected Member of the American Society of Clinical Investigation and the Association of American Physicians. He has served as a member of the board of directors of Kyverna Therapeutics, Inc., a cell therapy company, since 2019, Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL), a biotechnology company, since 2017, and Genascence, Inc., a gene therapy biotechnology company, since 2022. Dr. Kotzin previously served as a member of the board of directors of Vera Therapeutics, Inc. (Nasdaq: VERA), a clinical stage biotechnology company, in 2020. Dr. Kotzin earned his M.D. from Stanford University and his B.S. in Mathematics from the University of Southern California.

We believe Dr. Kotzin is qualified to serve on our Board because of his extensive academic research experience in immunology and experience as a senior executive and board member for life sciences companies.

Lynne Powell. Ms. Powell has served as a member of our Board since February 2019. Since September 2019 and October 2019, Ms. Powell has served as Chief Executive Officer and as a member of the board of directors, respectively, of Tavanta Therapeutics (formerly known as Druggability Technologies Holdings Ltd prior to a reorganization), a specialty pharmaceutical company. Prior to joining Tavanta, Ms. Powell served as Senior Vice President and Chief Commercial Officer of BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX), a biotherapeutics company, from 2015 to July 2019. From 2010 to 2014, Ms. Powell served as Senior Vice President of North American Commercial Operations at CSL Behring, a biotherapeutics company. She earned her B.S. in Applied Biology, Pharmacology & Toxicology from the University of East London and her M.B.A. from Monash University (Australia) and Warwick University (UK).

We believe Ms. Powell is qualified to serve on our Board because of her extensive experience as a senior executive and board member in the pharmaceutical industry.

Board Recommendation

The Board recommends a vote “FOR” the election of each of the director nominees set forth above.

PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2018 EQUITY INCENTIVE PLAN

Summary

The Board is requesting stockholder approval of an amendment and restatement of our Fourth Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares reserved for issuance thereunder by 5,500,000 shares. If stockholders approve this Proposal 2, the number of shares of our common stock that may be delivered pursuant to awards granted under the 2018 Plan will be increased by an additional 5,500,000 shares.

On March 22, 2023, the Board approved the amendment and restatement of the 2018 Plan, including the proposed increase to the shares issuable thereunder, subject to stockholder approval.

We also maintain our 2021 Inducement Plan (the “2021 Plan,” and together with the 2018 Plan, the “Plans”) and have outstanding stock options under the Second Amended and Restated 2012 Stock Plan (the “2012 Plan”), but no additional awards can be made under the 2012 Plan. As of March 1, 2023, (i) a total of 556,473 shares of our common stock were then subject to outstanding options granted under the Plans as well as an additional 8,959 shares of our common stock that were then subject to outstanding options granted under our 2012 Plan, (ii) 271,664 shares of our common stock were then subject to unvested restricted stock unit (“RSU”) awards granted under the Plans, (iii) 110,799 shares were available for new award grants under the 2021 Plan and (iv) 1,023,185 shares were available for new award grants under the 2018 Plan (without taking into account the 5,500,000 shares that would be added to the 2018 Plan if stockholders approve this Proposal 2). As of March 1, 2023, the average weighted per share exercise price of all outstanding stock options granted under the Plans and the 2012 Plan was $58.42 ($49.90 under the 2018 Plan only) and the weighted average remaining contractual term was 8.25 years (8.25 years under the 2018 Plan only). If stockholders do not approve this proposal, we will continue to have the authority to grant awards under the 2018 Plan, but the proposed 5,500,000 share increase in the 2018 Plan share limit will not be effective and could result in a serious disruption of our compensation programs and could limit our ability to provide retention incentives to our executives and other employees. Equity awards are a significant component of total compensation for our executive officers and other employees and are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. If stockholders do not approve the proposal, we would need to grant cash and other non-equity rewards to these individuals. We believe that such alternative forms of compensation do not align employee interests with those of stockholders as efficiently as equity-based awards, and we feel it is important to provide compensation that continues to effectively align employees with stockholders and which provides a total compensation package that is competitive with other companies. We strongly believe that the approval of this Proposal 2 is instrumental to our continued success.

Award Burn Rate

The following table presents information regarding our net burn rate for the past three complete fiscal years.

	2022	2021	2020
Options granted	357,798	446,707	142,861
RSU awards granted	213,066	232,270	55,337
Less: shares subject to canceled, terminated or forfeited awards	164,725	361,857	57,868
Net shares granted	406,139	317,120	140,330
Weighted average basic common shares outstanding	7,635,107	3,846,187	1,100,515
Net burn rate(1)(2)	5.3%	8.2%	12.8%

(1)

Net burn rate is equal to (x) divided by (y), where (x) is equal to the sum of total options granted during the fiscal year, plus the total RSU awards granted during the fiscal year, minus the total number of shares subject to stock options and RSU awards canceled, terminated or forfeited during the fiscal year without the awards having become vested or paid, as the case may be, and where (y) is equal to our weighted average basic common shares outstanding for each respective year.

(2)	For the three-year period ended December 31, 2022, our average annual net burn rate using the methodology described in note (1) above was 8.8%.

We currently expect that the additional shares requested for the 2018 Plan under this proposal, along with the evergreen provision under the 2018 Plan, would provide us with flexibility to continue to grant equity-based awards for approximately two to three years, assuming a level of grants consistent with the number of equity-based awards granted during 2022 and usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards throughout the projected period. However, this is only an estimate, in our management’s judgment, based on current circumstances. The total number of shares that are awarded under the 2018 Plan in any one year or from year to year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the potential need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the types of awards we grant, and how we choose to balance total compensation between cash and equity-based awards. The type and terms of awards granted may also change in any one year or from year to year based on any number of variables, including, without limitation, changes in competitors’ compensation practices or changes in compensation practices generally, and the need to attract, retain and incentivize key talent.

Dilution*

The following table shows the total number of shares of our common stock that were (i) subject to unvested RSU awards granted under the Plans, (ii) subject to outstanding stock options granted under the Plans and the 2012 Plan and (iii) available for new award grants under the 2018 Plan, in each case, as of each of December 31, 2022 and March 1, 2023. In this Proposal 2, the number of shares of our common stock subject to awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our common stock covered by those awards.

	December 31, 2022	March 1, 2023
Shares subject to unvested RSU awards	278,112	271,664
Shares subject to outstanding stock options	591,596	574,391
Shares available for new award grants under the 2018 Plan	450,941	1,023,185	(1)

(1)	This does not take into account the 5,500,000 shares that would be added to the 2018 Plan if stockholders approve this proposal.

To help assess the potential dilutive impact of this proposal, the number of shares of our common stock outstanding at the end of each of the last three fiscal years is as follows: 2,230,892 shares outstanding at the end of fiscal year 2020, 7,274,907 shares outstanding at the end of fiscal year 2021 and 8,928,498 shares outstanding at the end of fiscal year 2022. The number of shares of our common stock outstanding as of March 1, 2023 was 11,783,349.

*	Share amounts reflect 25:1 reverse stock split effective January 3, 2023.

The closing market price of our common stock on The Nasdaq Global Market on April 20, 2023 was $2.62.

Our Board believes that approval of the amendment and restatement of the 2018 Plan, including the proposed increase to the shares reserved for issuance thereunder, will promote our interests and those of our stockholders and will help us continue to be able to attract, motivate, retain and reward persons important to our success.

Board Recommendation

The Board recommends a vote “FOR” the amendment and restatement of our 2018 Plan.

Summary Description of the 2018 Plan*

In February 2018, the Company first adopted the 2018 Equity Incentive Plan, with approximately 28,000 shares available for future grant. Upon such adoption, no new stock options or awards could be granted under the 2012 Plan or the 2015 Consultant Stock Plan (the “2015 Plan”). The 2018 Plan is the successor to and continuation of the 2012 Plan, as amended, and the 2015 Plan, and is administered with either stock options or RSUs. The 2018 Plan also provides for other types of equity to issue awards, which at this time the Company does not plan to utilize. The original 2018 Plan was amended in March 2019 with approximately 44,000 shares available for grant.

In December 2019, the Company adopted the Second Amended and Restated 2018 Equity Incentive Plan, which increased the number of shares available for future grant to approximately 100,000 shares. On March 4, 2020, the Board adopted the Third Amended and Restated 2018 Equity Incentive Plan (the “2018 Third Amended Plan”), which increased the number of shares available for future grant to a total of 304,629 shares and was approved by stockholders on March 5, 2020. The 2018 Third Amended Plan provided for automatic annual increases in the number of shares reserved for issuance, which resulted in an additional 181,507 shares reserved for future issuance effective January 1, 2021. On May 5, 2021, the Board adopted the Fourth Amended and Restated 2018 Equity Incentive Plan (the “2018 Fourth Amended Plan”), which increased the number of shares available for future grant to a total of 794,136 shares and was approved by stockholders on May 5, 2021. The 2018 Fourth Amended Plan provides for automatic annual increases in the number of shares reserved for issuance, which resulted in an additional 417,864 and 550,412 shares reserved for future issuance effective January 1, 2022 and January 1, 2023, respectively. On March 22, 2023, the Board adopted the Fifth Amended and Restated 2018 Equity Incentive Plan (the “2018 Fifth Amended Plan”) to increase the number of shares available for future grant by 5,500,000 shares, which is subject to the approval of stockholders under this Proposal 2. Below is a high level summary of the terms of the 2018 Plan (as set forth in the 2018 Fifth Amended Plan). This summary is qualified in its entirety by reference to the complete text of the 2018 Fifth Amended Plan. We encourage stockholders to read the actual text of the 2018 Fifth Amended Plan in its entirety, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose. The 2018 Fifth Amended Plan, which is the successor to and continuation of the 2012 Plan and 2015 Plan, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates and provide a means by which the eligible recipients may benefit from increases in the value of our common stock.

Eligibility. Awards may be granted to employees, including officers, non-employee directors and consultants of the Company and its affiliates. Only our employees and those of our affiliates are eligible to receive incentive stock options. As of April 20, 2023, approximately 55 of our officers and employees (including all of our named executive officers), each of our six non-employee directors and no individuals who provide services to us as consultants were considered eligible under the 2018 Fifth Amended Plan.

*	Share amounts reflect 25:1 reverse stock split effective January 3, 2023.

Types of Awards. The 2018 Fifth Amended Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, performance stock awards, performance cash awards and other stock awards.

Authorized Shares. Subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our common stock that may be issued pursuant to stock awards under the 2018 Fifth Amended Plan, as aggregated from time to time (the “Share Reserve”), is 7,262,412 shares. The Share Reserve will automatically increase annually beginning on January 1, 2024 and ending with a final increase on January 1, 2030 in an amount equal to 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year; provided, however, that the Board may provide that there will not be a January 1st increase in the Share Reserve in a given year or that the increase will be less than 4% of the shares of common stock outstanding on the preceding December 31st.

The Share Reserve will not be reduced if an award or any portion thereof: (i) expires, is canceled, is forfeited or otherwise terminates without all of the shares covered by such award having been issued or (ii) is settled in cash. If any shares issued under an award are forfeited back to or repurchased by the Company, such shares will revert to and again be made available for issuance under the 2018 Fifth Amended Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations, as consideration for the exercise or purchase price of an award, or with the proceeds paid by the participant under the terms of a stock award, will also again become available for issuance under the 2018 Fifth Amended Plan. If the Company repurchases shares with stock option exercise or stock purchase proceeds, such shares will be added to the Share Reserve. For any stock award with respect to which a net number of shares are issued, whether in satisfaction of tax withholding obligations, exercise or purchase prices or otherwise, only the net number of shares will reduce the Share Reserve.

The aggregate maximum number of shares of common stock that may be issued upon the exercise of incentive stock options is 7,262,412.

The aggregate dollar value of stock awards (based on the grant date fair value of such awards) granted under the 2018 Fifth Amended Plan during any calendar year to any one non-employee director may not exceed $750,000.

Shares issued under the 2018 Fifth Amended Plan may consist of authorized but unissued or reacquired common stock of the Company, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

Plan Administration. Our Board has the authority to administer the 2018 Fifth Amended Plan, including the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), the number of shares or cash value subject to an award and the fair market value applicable to an award; (ii) construe and interpret the 2018 Fifth Amended Plan and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the 2018 Fifth Amended Plan and awards, including the ability to correct any defect, omission or inconsistency in the 2018 Fifth Amended Plan or any award document; (iii) settle all controversies regarding the 2018 Fifth Amended Plan and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares may be issued; (v) suspend or terminate the 2018 Fifth Amended Plan; (vi) amend the 2018 Fifth Amended Plan; (vii) submit any amendment to the 2018 Fifth Amended Plan for stockholder approval; (viii) approve forms of award documents for use under the 2018 Fifth Amended Plan and amend the terms of any one or more outstanding awards; (ix) generally exercise such powers and perform such acts as the Board may deem necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the 2018 Fifth Amended Plan or any award documents; and (x) adopt procedures and sub-plans as are necessary or appropriate.

Subject to the provisions of the 2018 Fifth Amended Plan, the Board may delegate all or some of the administration of the 2018 Fifth Amended Plan to a committee of one or more directors and may delegate to one or more officers the authority to designate employees who are not officers to be recipients of options and stock appreciation rights (and, to the extent permitted by applicable law, other stock awards) and, to the extent permitted by applicable law, to determine the terms of such awards and the number of shares to be subject to such stock awards granted to such employees. Unless otherwise provided by the Board, delegation of authority by the Board to a committee or an officer will not limit the authority of the Board. All determinations, interpretations and constructions made by the Board (or another authorized committee or officer exercising powers delegated by the Board) in good faith will be final, binding and conclusive on all persons. Pursuant to the provisions of the 2018 Fifth Amended Plan, the Board has delegated administration of the 2018 Fifth Amended Plan to the Compensation Committee.

Stock Options. A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price may not be less than the fair market value of the stock subject to the option on the date the option is granted or, with respect to incentive stock options, less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, or a Ten Percent Stockholder (as defined in the 2018 Fifth Amended Plan), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option. The purchase price of any shares acquired pursuant to an option may be payable in cash, check, bank draft, money order, net exercise or as otherwise determined by the Board and set forth in the award agreement, including through an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under the option and the delivery of previously owned shares. The vesting schedule applicable to any option, including any performance conditions, will be as set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right that entitles the participant to receive, in cash or shares of stock or a combination thereof, as determined by the Board, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Board on the date of grant. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, will be as set forth in the award agreement.

Provisions Applicable to Both Options and SARs

Transferability. The Board may, in its sole discretion, impose limitations on the transferability of options and SARs. Unless the Board provides otherwise, an option or SAR will not be transferable except by will or the laws of descent and distribution and will be exercisable during the lifetime of a participant only by such participant. The Board may permit transfer of an option or SAR in a manner not prohibited by applicable law. Subject to approval by the Board, an option or SAR may be transferred pursuant to the terms of a domestic relations order or similar instrument or pursuant to a beneficiary designation.

Termination of Service. Except as otherwise provided in an applicable award document or other agreement between a participant and the Company or any affiliate, upon a termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s disability, unless otherwise provided in an applicable award or other agreement, the participant may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s death, unless otherwise provided in an applicable award or other agreement, the participant’s estate may exercise the option or SAR (to the extent such award was exercisable as of the termination date) for a period of 18 months following the termination date or, if earlier, until the expiration of the term of such award. Unless provided otherwise in an award or other agreement, an option or SAR will terminate on the date that a participant is terminated for cause and the participant will not be permitted to exercise such award.

Awards Other Than Options and SARs

Restricted Stock and RSUs. Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the Board deems appropriate. RSUs are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the Board deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents.

Performance Awards. A performance award is a stock or cash award that is payable contingent upon the attainment during a performance period of certain performance goals. A performance award may, but need not, require the completion of a specified period of service. The length of any performance period, the applicable performance goals, and the measurement of whether and to what degree such performance goals have been attained will be as determined by the Compensation Committee or the Board. The Compensation Committee or the Board retains the discretion to reduce or eliminate the compensation or economic benefit upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards. The 2018 Fifth Amended Plan permits the grant of other forms of stock awards valued in whole or in part by reference to, or otherwise based on, the Common Stock of the Company, including the appreciation in value thereof. Subject to the provisions of the 2018 Fifth Amended Plan, the Board has the sole and complete authority to determine the persons to whom and the times at which such other stock awards may be granted and other provisions related thereto.

Certain Adjustments. In the event of any change in the capitalization of the Company, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2018 Fifth Amended Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding stock awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Unless provided otherwise in an award or other agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares subject to the Company’s repurchase rights or subject to forfeiture may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Board may, in its sole discretion, provide that some or all stock awards will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent not already expired or terminated) before the dissolution or liquidation is completed but contingent upon its completion.

Corporate Transaction. Unless provided otherwise in an award agreement or other agreement between a participant and the Company or an affiliate, in the event of a Corporate Transaction (as defined in the 2018

Fifth Amended Plan), the Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Corporate Transaction:

(i)

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)

accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as determined by the Board, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such accelerated vesting (and if applicable, such exercise) reversed if the Corporate Transaction does not become effective;

(iv)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award;

(v)

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award;

(vi)

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment equal to the excess, if any, of (a) the value in the Corporate Transaction of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Corporate Transaction, over (b) any exercise price payable by such holder in connection with such exercise; and

(vii)	continue the award.

The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (a “Successor Corporation”) unless the Successor Corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective.

Change in Control. An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control (as defined in the 2018 Fifth Amended Plan) as may be provided in the award agreement for such award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Termination and Amendment. The Board may suspend or terminate the 2018 Fifth Amended Plan at any time. No awards will be granted after the tenth anniversary of the date the Board adopted the 2018 Fifth Amended Plan. No awards may be granted under the 2018 Fifth Amended Plan while the 2018 Fifth Amended Plan is suspended or after it is terminated.

U.S. Federal Income Tax Consequences of Awards Under the 2018 Fifth Amended Plan

The U.S. federal income tax consequences of the 2018 Fifth Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Fifth Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

With respect to non-qualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction (unless the employee sells the underlying shares upon exercise before the tax holding period) nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of an incentive stock option and one year after exercising an incentive stock option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income and we will be entitled to a deduction at the time of sale or exchange equal to the difference between the exercise price and the lower of: (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer or director of the Company. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

The current U.S. federal income tax consequences of other awards authorized under the 2018 Fifth Amended Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock appreciation rights, restricted stock awards, RSUs, performance stock awards, performance cash awards and other types of stock awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2018 Fifth Amended Plan in connection with a “change in control” (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to certain current or former officers that qualify as “covered employees” within the meaning of Section 162(m) of the Code that exceeds $1 million during the tax year.

Aggregate Past Grants Under the 2018 Fifth Amended Plan

The benefits that will be awarded or paid in the future under the 2018 Fifth Amended Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Notwithstanding the foregoing, non-employee directors are entitled to receive annual grants under the 2018 Plan and thus it is expected that each non-employee director will next receive an award of 12,500 RSUs and 12,500 stock options in June 2023, subject to continued service through the applicable grant date. As of April 20, 2023, awards covering 1,372,625 shares of our common stock have been granted under the 2018 Fifth Amended Plan. The following table shows information regarding the distribution of awards covering such shares as of such date among the persons and groups identified below. The closing market price of our common stock on The Nasdaq Global Market on April 20, 2023 was $2.62.

	Number of Shares Underlying Options		Number of Shares Underlying Restricted Stock Units
Name and Position	Exercisable	Unexercisable
Named Executive Officers
Adi Mohanty	29,564	153,727	260,422
Chief Executive Officer
Eric d’Esparbes	21,552	30,140	86,352
EVP, Chief Financial Officer
Clarke Neumann	20,634	24,689	77,717
SVP, General Counsel and Secretary
Total for current executive officers as a group (3 persons)	71,750	208,556	424,491
Total for current non-employee directors as a group (6 persons)	11,260	35,354	23,389
Total for each associate of any such directors or executive officers	—	—	—
Each other person who has received 5% or more of the options, warrants or rights under the 2018 Fifth Amended Plan	—	—	—
All employees, including any current officers who are not executive officers, as a group	86,276	148,890	597,381
Total	169,286	392,800	1,045,261

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2018 Fifth Amended Plan in the second half of 2023.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR SELECTION

Our Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023. In this Proposal 3, we are asking stockholders to vote to ratify this selection. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of KPMG as the Company’s independent auditor is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has served as our independent auditor since 2011. The following table summarizes the audit fees billed and expected to be billed by KPMG for the indicated fiscal years and the fees billed by KPMG for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2022	2021
Audit Fees(1)	$1,450,000	$2,240,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	536,119	578,013
All Other Fees(4)	—	—

Total Fees	$1,986,119	$2,818,013

(1)

Consists of aggregate fees billed for professional services related to the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and professional consultations with respect to accounting matters. Also includes services provided in connection with SEC filings, including consents and comment and comfort letters. In 2021, professional services also included fees for the standalone audit of our former subsidiary, Mattison Pathology, of $200,000.

(2)	Consists of fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	Consists of fees for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees for all other services.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or other non-audit services. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and with KPMG, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report is provided by the following directors, who serve on the Audit Committee:

Jill Howe (Chair)

Jeffrey D. Alter

Lynne Powell

Board Recommendation

The Board recommends a vote “FOR” the ratification of the selection of KPMG to serve as our independent auditor.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website at https://investors.bioratherapeutics.com/, under “Governance.”

Board Composition

Director Nomination Process

The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:

•	Biotechnology Experience: experience within the biotechnology industry, particularly in therapeutics, devices and diagnostics.

•	Corporate Governance: experience, whether currently or in the past, serving on other public company boards of directors.

•	Diverse Background: contribution to the diversity of personal backgrounds on the Board, including with respect to gender, race/ethnicity and sexual orientation.

•	Finance & Accounting: experience or expertise in finance, accounting, investment analysis, financial reporting processes and capital markets.

•	Sales & Marketing: experience overseeing and/or driving product sales, marketing and commercialization, particularly in therapeutics, devices and diagnostics.

•	Science & Research: scientific knowledge related to biotechnology and life sciences (e.g., biology, chemistry, medicine) and experience in related research and clinical development.

•	Senior Leadership: experience serving in a leadership role of an organization, including driving strategy execution, organizational growth and managing human capital.

In addition, the committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.

Board Diversity

In addition to the factors discussed above, the Board and the Nominating Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board. The Nominating Committee considers a potential director candidate’s ability to contribute to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, our current Board of 7 directors includes 3 directors who self-identify as female (42%), 2 directors who self-identify as racially/ethnically diverse (28%) and 1 director who self-identifies as LGBTQ+ (14%).

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (as of April 27)
Total number of directors - 7
Gender identity:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	4	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Stockholder Recommendations for Directors

It is the Nominating Committee’s policy to consider written recommendations from stockholders for director candidates. The committee considers candidates recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Board Leadership Structure

Jeffrey D. Alter serves as our independent Chairman of the Board while Adi Mohanty serves as our Chief Executive Officer. Our Principles of Corporate Governance provide our Board with the flexibility to combine or separate the positions of Chairman and CEO. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. At any time when the Chairman is not independent, the independent members of the Board may, upon the recommendation of the Nominating Committee, designate a non-management director to serve as the lead external director, or lead independent director if such external director is an independent director.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairman. The purpose of these executive sessions is to encourage and enhance communication among independent directors.

The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that Messrs. Alter and Ferrell, Dr. Kotzin and Mses. Howe and Powell qualify as “independent directors” as defined by the Nasdaq listing rules. Ms. Sarna, who will not stand for re-election at the Annual Meeting, is also deemed to be independent. Mr. Mohanty is deemed not to be independent by virtue of his employment with the Company.

Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under Nasdaq listing rules and the rules and regulations established by the SEC.

In determining that Dr. Kotzin qualifies as an “independent director” as defined by the Nasdaq listing rules and satisfies the heightened independence standards for compensation committees, the Board took into consideration a consulting agreement between Dr. Kotzin and the Company pursuant to which Dr. Kotzin is eligible to receive up to $15,000 per year, which the Board determined did not affect his independence.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee and Nominating Committee, each of which is comprised solely of independent directors with the membership and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter. The charters of the Audit Committee, Compensation Committee and Nominating Committee are posted on our website at https://investors.bioratherapeutics.com/, under “Governance.”

Name	Audit Committee	Compensation Committee	Nominating Committee
Adi Mohanty
Jeffrey D. Alter	X		X
Jeffrey A. Ferrell		X	Chair
Jill Howe	Chair		X
Brian L. Kotzin, M.D.		Chair
Lynne Powell	X
Surbhi Sarna(1)		X
# of Meetings in 2022	4	3	3

(1)	Ms. Sarna is not standing for re-election at the Annual Meeting.

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.

Ms. Howe qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our senior officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation based on those evaluations. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.

The Compensation Committee may delegate its authority to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Compensia, Inc. (“Compensia”) in 2022 to provide advice regarding the amount and form of executive and director compensation. The committee has determined that (1) Compensia satisfies applicable independence criteria, and (2) Compensia’s work with the Company does not raise any conflict of interest, in each case under applicable Nasdaq listing rules and the rules and regulations established by the SEC.

Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates, and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

Board Risk Oversight

We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:

•

The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.

•	The Nominating Committee is responsible for overseeing management of risks related to director succession planning and our corporate governance practices.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met 11 times during the year ended December 31, 2022. During 2022, each current member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.

Directors are encouraged to attend the annual meeting of stockholders. Five directors then serving on the Board attended the 2022 Annual Meeting of Stockholders.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by senior management of the Company’s stockholder engagement efforts.

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website at https://investors.bioratherapeutics.com/, under “Governance.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.

Anti-Hedging Policy

We have a policy that prohibits our employees, officers, directors and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Director Compensation

Outside Director Compensation Policy

We adopted a policy for compensating our non-employee directors with a combination of cash and equity, with such equity awards being subject to the terms and conditions of our 2018 Plan and the RSU Agreement and Stock Option Agreement thereunder, and related forms of grant notices approved by the Board.

Cash Compensation. Each of our non-employee directors is eligible to receive a $50,000 ($90,000 for our Chairman, Jeffrey D. Alter) annual cash retainer for serving as a member of the Board as well as the following additional annual cash retainers for their committee service:

	Chair	Member
Audit Committee	$20,000	$8,000
Compensation Committee	15,000	6,000
Nominating Committee	10,000	5,000

Each annual cash retainer and additional annual fee is paid quarterly in advance on a prorated basis. In addition, we reimburse all of our directors for their reasonable out-of-pocket expenses, including travel, food and lodging, incurred by them in connection with attendance at Board and committee meetings.

Equity Compensation. In 2022, new non-employee directors were entitled to receive an initial equity grant with a target grant date fair value of approximately $350,000, half of which was awarded in the form of RSUs (with the number of RSUs granted calculated based on a 30-day trailing average of our closing stock price) and half of which was awarded in the form of stock options. Subject to the director’s continued service, such initial equity awards vest in equal annual installments over a four-year period following the date of grant. In addition, each non-employee director was entitled to receive an annual equity grant with a target value of approximately $150,000, half of which was awarded in the form of RSUs (with the number of RSUs granted calculated based on a 30-day trailing average of our closing stock price), and half of which was awarded in the form of stock options. The amounts reported in the table below are the grant date fair values calculated in accordance with SEC rules, and thus do not correspond to the 30-day trailing target value that was used for purposes of determining the number of shares subject to the awards. The annual equity awards vest in full on the one-year anniversary of the date of grant subject to the director’s continued service through such date, or on the date of our next annual meeting, if earlier. Effective in June 2023, new non-employee directors are entitled to receive an initial equity grant of 30,000 RSUs and 30,000 options vesting in equal annual installments over a three-year period following the date of grant subject to continued service through each such date and each non-employee director is entitled to receive an annual equity grant of 12,500 RSUs and 12,500 options vesting, subject to continued service through such date, on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the following year’s annual meeting of stockholders.

Fiscal Year 2022 Outside Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Jeffrey D. Alter	103,000	61,539	74,970	—		239,509
Jeffrey A. Ferrell(2)	—	—	—	—		—
Jill Howe	75,000	61,539	74,970	—		211,509
Brian L. Kotzin, M.D.	73,601	61,539	74,970	5,829	(3)	215,939
Lynne Powell	61,440	61,539	74,970	—		197,949
Surbhi Sarna(4)	59,440	61,539	74,970	—		195,949

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation—Stock Compensation”) of stock awards and stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 12 to our consolidated financial statements, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests or is exercised. As of December 31, 2022, Mr. Alter held 3,899 RSUs and 9,179 stock options, Mr. Ferrell held no RSUs and no stock options, Ms. Howe held 6,148 RSUs and 9,267 stock options, Dr. Kotzin held 3,952 RSUs and 9,179 stock options, Ms. Powell held 3,899 RSUs and 9,179 stock options, and Ms. Sarna held 5,650 RSUs and 9,810 stock options.

(2)	Mr. Ferrell elected not to receive any compensation from us for his services in 2022.
(3)	Represents amounts received pursuant to a consulting agreement between the Company and Dr. Kotzin.
(4)	Ms. Sarna is not standing for re-election at the Annual Meeting

Mr. Mohanty did not receive any additional compensation for his 2022 Board service. The compensation received by Mr. Mohanty for his services to us as our Chief Executive Officer is presented in the 2022 Summary Compensation Table below.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors. The indemnification agreements and our Bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 27)	Position
Adi Mohanty(1)	56	Chief Executive Officer and Director
Eric d’Esparbes	55	EVP, Chief Financial Officer
Clarke Neumann	59	SVP, General Counsel and Secretary

(1)	For Mr. Mohanty’s biographical information, see “Information Regarding Director Nominees” above.

Eric d’Esparbes. Mr. d’Esparbes has served as our Chief Financial Officer since May 2019 and he served as our interim Chief Executive Officer from September 2021 to November 2021. With a focus on establishing strong financial controls and resolving legacy company challenges, Mr. d’Esparbes led the effort to bring the Company public in 2020, raising capital to support the Company’s key innovation programs. He was also one of the leading forces behind its transformation into a highly focused biotherapeutics company. From 2014 to August 2018, Mr. d’Esparbes served as Chief Financial Officer of Innoviva, Inc. (Nasdaq: INVA), a publicly traded biotechnology company managing a portfolio of drug-device combination medicines for the treatment of asthma and chronic obstructive pulmonary disease, which are sold globally by GlaxoSmithKline, where he was responsible for all aspects of the finance function including financial accounting, capital planning, audit, tax and investor relations. Mr. d’Esparbes also served as the interim Principal Executive Officer of Innoviva from February 2018 to June 2018. Prior to this, Mr. d’Esparbes held leadership positions as Chief Financial Officer for Joule Unlimited, Vice President of Finance for global energy company AEI, Inc. and Chief Financial Officer for Meiya Power Company (now CNG New Energy), where he collaborated with large private equity investors to raise and optimize capital. In his previous CFO roles, he was responsible for profit and loss management of up to $3.5 billion annual global sales. Mr. d’Esparbes earned his bachelor’s degree from Hautes Études Commercial in Montréal, Canada.

Clarke Neumann, J.D. Mr. Neumann has served as our General Counsel and Secretary since September 2014. Previously, Mr. Neumann served as Vice President, Associate General Counsel and Assistant Secretary of Sequenom, Inc., a molecular diagnostic testing and genetics analysis company, from 2012 to 2014, as Vice President, General Counsel and Assistant Secretary from 2001 to 2012 and as Corporate Counsel from 1999 to 2001. From 1993 to 1999, Mr. Neumann was an attorney at Lyon & Lyon, LLP, specializing in intellectual property litigation, strategic counseling, business litigation and transactional matters. Mr. Neumann earned his B.S. in Chemical Engineering from Pennsylvania State University and his J.D. from Loyola Law School, Los Angeles.

EXECUTIVE COMPENSATION

Our named executive officers (“NEOs”) for 2022, which consist of our principal executive officer during 2022 and the next two most highly-compensated executives who served during the year ended December 31, 2022, are:

•	Adi Mohanty, our Chief Executive Officer, or CEO;

•	Eric d’Esparbes, our EVP, Chief Financial Officer and former interim CEO; and

•	Clarke Neumann, our SVP, General Counsel and Secretary.

2022 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to our NEOs for 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Adi Mohanty	2022	550,000	1,171,875	1,492,015	288,750	20,070	3,522,710
Chief Executive Officer	2021	63,462	4,999,999	4,998,955	—	2,985	10,065,401
Eric d’Esparbes	2022	486,130	450,998	576,680	146,003	19,773	1,679,584
EVP, Chief Financial Officer	2021	471,635	420,733	555,478	130,000	17,670	1,595,516
Clarke Neumann	2022	464,550	364,815	466,527	139,514	20,070	1,455,476
SVP, General Counsel and Secretary	2021	579,673	297,884	630,519	112,875	19,470	1,640,421

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of stock awards and stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 12 to our consolidated financial statements, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests or is exercised.

(2)

On January 31, 2023, the Compensation Committee approved paying out half of the non-equity incentive plan compensation earned in respect of 2022 in the form of cash and the other half in the form of fully vested shares of common stock.

(3)	For each NEO, the amounts shown in this column represent the value of life insurance premiums paid by the Company and the value of 401(k) contributions made by the Company.

Outstanding Equity Awards at 2022 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2022 for each of our NEOs.

	Option Awards						Stock	Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Adi Mohanty	11/8/2021	(1)	—	—	—	—	42,372	139,404
	11/8/2021	(1)	22,608	60,867	88.50	11/8/2031	—	—
	5/15/2022	(2)	—	—	—	—	62,500	205,628
	5/15/2022	(2)	—	99,816	18.75	5/15/2032	—	—
Eric d’Esparbes	6/15/2019	(3)	—	—	—	—	142	467
	1/9/2020	(4)	994	142	247.13	1/9/2030	—	—
	1/15/2020	(5)	—	—	—	—	683	2,247
	1/15/2020	(5)	2,657	987	247.13	1/15/2030	—	—
	3/4/2020		311	—	244.03	3/4/2030	—	—
	8/15/2020	(6)	—	—	—	—	724	2,382
	8/15/2020	(6)	1,783	1,170	192.75	8/15/2030	—	—
	3/15/2021	(7)	2,718	—	118.25	3/15/2031	—	—
	4/15/2021	(8)	—	—	—	—	2,094	6,889
	4/15/2021	(8)	3,076	3,955	85.25	4/15/2031	—	—
	4/15/2022	(9)	—	—	—	—	9,267	30,488
	4/15/2022	(9)	2,812	12,188	25.00	4/15/2032	—	—
	5/15/2022	(10)	—	—	—	—	11,696	38,480
	5/15/2022	(10)	3,149	15,750	18.75	5/15/2032	—	—
Clarke Neumann	9/10/2014		1,035	—	162.18	9/10/2024	—	—
	2/1/2015		388	—	268.75	2/1/2025	—	—
	2/24/2016		388	—	313.53	2/24/2026	—	—
	2/22/2018		—	—	—	—	—	—
	4/15/2019	(11)	—	—	—	—	72	237
	1/9/2020	(4)	1,761	49	247.25	1/9/2030	—	—
	3/4/2020	(12)	—	—	—	—	261	859
	3/4/2020	(12)	986	406	244.00	3/4/2030	—	—
	3/4/2020		257	—	244.03	3/4/2030	—	—
	8/15/2020	(6)	—	—	—	—	410	1,349
	8/15/2020	(6)	1,017	666	192.75	8/15/2030	—	—
	3/15/2021	(7)	3,565	—	118.25	3/15/2031	—	—
	4/15/2021	(8)	—	—	—	—	2,183	7,182
	4/15/2021	(8)	3,207	4,122	85.25	4/15/2031	—	—
	4/15/2022	(9)	—	—	—	—	7,393	24,323
	4/15/2022	(9)	2,243	9,724	25.00	4/15/2032	—	—
	5/15/2022	(10)	—	—	—	—	9,598	31,577
	5/15/2022	(10)	2,584	12,925	18.75	5/15/2032	—	—

(1)

The RSUs granted on November 8, 2021 vested 25% on November 15, 2022 and thereafter in semi-annual installments beginning on May 15, 2023 and ending on November 15, 2025 and the stock options granted on November 8, 2021 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.

(2)

The RSUs granted on May 15, 2022 vest 25% on May 15, 2023 and thereafter in semi-annual installments beginning on November 15, 2023 and ending on May 15, 2026 and the stock options granted on May 15, 2022 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.

(3)

These RSUs vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in semi-annual installments beginning on February 15, 2021 and ending on August 15, 2023.

(4)

On January 9, 2020, our Board and stockholders approved the reduction of the exercise price of the stock options to $247.13 to reflect the current fair market value of our common stock on such date. The unvested portion of these stock options vest in equal monthly installments through June 15, 2023 for Mr. d’Esparbes and through March 15, 2023 for Mr. Neumann.

(5)

25% of Mr. d’Esparbes’ RSUs granted on January 15, 2020 vested on February 15, 2021, with the remainder vesting in semi-annual installments beginning on August 15, 2021 and ending on February 15, 2024 and his stock options granted on such date vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.

(6)

The RSUs granted on August 15, 2020 vested 25% on August 15, 2021, with the remainder vesting in semi-annual installments beginning on February 15, 2022 and ending on August, 15, 2024. The stock options granted on August 15, 2020 vest over a four-year period, in equal monthly installments ending on July 15, 2024.

(7)	The stock options granted on March 15, 2021 vested on March 15, 2022.
(8)

The RSUs granted on April 15, 2021 vested 25% on May 15, 2022 and thereafter in semi-annual installments beginning on November 15, 2022 and ending on May 15, 2025. The stock options granted on April 15, 2021 vest over a four-year period in equal monthly installments ending on March 15, 2025.

(9)

The RSUs granted on April 15, 2022 vest 25% on May 15, 2023 and thereafter in semi-annual installments beginning on November 15, 2023 and ending on May 15, 2026. The stock options granted on April 15, 2022 vest over a four-year period in equal monthly installments ending on April 15, 2026.

(10)

The RSUs granted on May 15, 2022 vest 25% on May 15, 2023 and thereafter in semi-annual installments beginning on November 15, 2023 and ending on May 15, 2026. The stock options granted on May 15, 2022 vest over a four-year period in equal monthly installments ending on May 15, 2026.

(11)	The RSUs granted on April 15, 2019 vested monthly through June 15, 2020 with the remainder vesting in semi-annual installments beginning February 21, 2021 and ending August 15, 2023.
(12)

The RSUs granted on March 4, 2020 vested 25% on May 15, 2021 and thereafter in semi-annual installments beginning on November 15, 2021 and ending on May 15, 2024. The stock options granted on March 4, 2020 vest over a four-year period in equal monthly installments ending on February 4, 2024.

Employment Agreements

We do not have employment agreements with any of our NEOs at this time, but, in connection with Messrs. Mohanty’s, d’Esparbes’ and Neumann’s commencement of employment, we extended offer letters to each of them that provide for base salary, participation in benefit plans and eligibility to earn an annual bonus. In addition, the offer letters provided for the grant of stock options and, in some cases, RSUs, to each NEO, which are reflected in the Outstanding Equity Awards at 2022 Fiscal-Year End Table above. The offer letters also included a brief protection of confidential information commitment and related representations.

Base Salary

Messrs. Mohanty’s, d’Esparbes’ and Neumann’s base salaries for 2022 were $550,000, $486,675 and $465,045, respectively, and such amounts remained unchanged from the prior year. At the beginning of fiscal year 2023, the Compensation Committee approved ordinary course increases in base salary for Messrs. Mohanty, d’Esparbes and Neumann equal to 4.5%, 3% and 4%, respectively, resulting in base salaries equal to $575,000, $501,275 and $483,647, respectively.

Incentive Compensation

Annual Incentive. On April 12, 2022, the Company announced the completion of its strategic transformation to focus on oral delivery of biotherapeutics and the closure of its laboratory operations in Ann Arbor, Michigan, the divestiture of its affiliate lab business Avero Diagnostics, and other cost realignment measures. Our NEOs were eligible to receive an annual incentive bonus determined as a percentage of base salary based upon the achievement of pre-established corporate performance goals, which for 2022 included research and development of OBDS weighted 40%, clinical studies of DDS weighted at 25%, and Company transition from diagnostics weighted at 25%. For 2022, the target award opportunities were 75%, 50% and 50% of base salary for each of Messrs. Mohanty, d’Esparbes and Neumann, respectively. However, the independent members of the Board revised the target bonus to 60% of the original target, making the bonus opportunities for Messrs. Mohanty, d’Esparbes and Neumann 45%, 30% and 30%, respectively. Mr. Mohanty commenced employment effective November 8, 2021, provided that he would first be eligible to receive a bonus payment during the first quarter of fiscal year 2023, therefore his bonus included a prorated payment for time worked during 2021. Performance was measured at fiscal year-end and the Compensation Committee determined that the corporate goals were achieved at 60% and as a result decided to award bonuses as reported in the 2022 Summary Compensation Table.

Equity Incentive. We maintain our 2018 Plan pursuant to which we currently grant stock option and RSU awards to eligible participants. We also maintain our 2021 Plan, pursuant to which we granted equity awards to Mr. Mohanty as a material inducement to his entry into employment with us in 2021. In 2022, each NEO received annual equity awards under the 2018 Plan in the form of stock options and RSUs, each subject to our standard four-year vesting schedule.

Post-Employment Compensation and Change in Control Payments and Benefits

In December 2019, our Board adopted the Biora Therapeutics, Inc. Severance Plan (the “Severance Plan”), pursuant to which certain senior employees, including our NEOs, may become eligible to receive compensation and benefits upon certain qualifying terminations of employment. In the event that an NEO is terminated by the company without cause or voluntarily terminates employment with good reason (with “cause” and “good reason” each as defined in the Severance Plan), in either case more than three months prior to or 13 months or more following a change in control (as defined in the Severance Plan), subject to execution of a general release of claims in favor of the company and compliance with various standard restrictive covenants (such as protection of confidential information and non-disparagement commitments), the NEO is entitled to receive: (i) continued payment of base salary (for a period of 12 months, in the case of our CEO and Mr. d’Esparbes, and for a period of nine months, in the case of Mr. Neumann); and (ii) payment of the before-tax cost of the NEO’s premiums to continue coverage (the “Continued Coverage”) for the NEO and the NEO’s eligible dependents, if any, under the company’s health, vision and/or dental benefit plans to the extent such NEO (and eligible dependents, if applicable) were enrolled prior to such termination (for a period of 12 months, in the case of our CEO and Mr. d’Esparbes, and for a period of nine months, in the case of Mr. Neumann) ((i) and (ii) collectively, the “Non-Change in Control Benefits”). In the event that an NEO is terminated by the company without cause or voluntarily terminates employment with good reason, in either case within the period that is three months prior to or 13 months following a change in control, subject to execution of a general release of claims in favor of the company, the NEO is entitled to receive: (i) a lump sum payment within 30 days of the change in control equal to 24 months of base salary for the CEO and Mr. d’Esparbes and 18 months of base salary for Mr. Neumann; (ii) a lump sum payment within 30 days of the change in control equal to the NEO’s average cash incentive bonus earned for the two most recently completed fiscal years multiplied by 2, in the case of the CEO and Mr. d’Esparbes, and by 1.5, in the case of Mr. Neumann; (iii) the Continued Coverage for a period of 24 months (or such shorter period as required by law), in the case of the CEO and Mr. d’Esparbes, and 18 months, in the case of Mr. Neumann; and (iv) all unvested time-based equity awards will accelerate in full and all unvested performance-based equity awards that are outstanding as of the termination date will vest, if at all, based on actual performance for the portion of the performance period ending shortly prior to the occurrence of the change in control as if such partial performance period were the entire performance period.

401(k) Plan

We offer our eligible full-time employees, including our NEOs, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute 1% to 85% of their eligible earnings up to the Internal Revenue Service’s annual limits, which is generally $22,500 for 2023. We provide a match of 60% of the first 10% contributed. The matches we provided to our NEOs in 2022 are reflected in the “All Other Compensation” column of the 2022 Summary Compensation Table above. The matching funds that we provide are 100% vested after the completion of one year of service.

Other Benefits

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans. We maintain an Employee Stock Purchase Plan in order to enable eligible employees, including our eligible NEOs, to purchase shares of our common stock at a discount.

Clawback Policy

In March of 2021, we adopted a clawback policy applicable to all current and former Section 16 officers, including our NEOs, that will apply if there is an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws that is caused directly or indirectly by the misconduct of a Section 16 officer. The Company is authorized to recover a portion of any annual cash incentive bonuses, other short-term and long-term cash incentive awards and equity incentive awards paid to current or former executive officers in excess of what would have been paid, settled or issued based upon the restated audited financial statements.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise specified below, the following table presents information regarding beneficial ownership of our common stock as of March 1, 2023 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	each of our NEOs; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 11,783,349 shares of our common stock outstanding as of the date of this table (plus any shares such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned**	Percentage of Shares Beneficially Owned
Greater than 5% Holders
Entities affiliated with Athyrium Capital Management, LP(1)	2,845,442	22.00%
Named Executive Officers, Directors and Nominees
Adi Mohanty(2)	81,565	*
Jeffrey D. Alter(3)	5,927	*
Jeffrey A. Ferrell(1)	2,845,442	22.00%
Jill Howe(4)	1,596	*
Brian L. Kotzin, M.D.(5)	4,861	*
Lynne Powell(6)	5,127	*
Surbhi Sarna(7)	1,265	*
Eric d’Esparbes(8)	48,216	*
Clarke Neumann(9)	44,169	*
All current directors and executive officers as a group (9 persons)(10)	3,038,168	23.18%

*	Represents beneficial ownership of less than one percent.
**	Share amounts reflect 25:1 reverse stock split effective January 3, 2023.
(1)

Based solely on certain Company records and a Schedule 13D/A filed on March 13, 2023 and includes shares of common stock and shares of common stock issuable upon conversion of the 7.25% Convertible Notes held by certain affiliates of Athyrium Capital Management, LP (“Athyrium”), and excludes shares underlying certain warrants that are not exercisable until May 9, 2023. Consists of (a) 584,921 shares of common stock owned by Athyrium Opportunities III Co-Invest 1 LP (“Co-Invest LP”), (b) 872,949 shares of common stock issuable upon conversion of a convertible note held by Co-Invest LP, (c) 133,085 shares of common stock owned by Athyrium Opportunities III Acquisition LP (“Acquisition LP”), (d) 278,009 shares of common stock issuable upon conversion of a convertible note held by Acquisition LP, (e) 793,145 shares of common stock owned by Athyrium Opportunities III Acquisition 2 LP (“Acquisition 2 LP” and, together with Acquisition LP, the “AOIII Acquisition Funds”) and (f) 183,333 shares of common stock owned by Athyrium Opportunities 2020 LP (“2020 LP” and, together with Co-Invest LP and the AOIII Acquisition Funds, the “Funds”). Voting and investment power with respect to the shares of the Company’s common stock held by the Funds may be deemed to be shared by certain affiliated entities. Athyrium Opportunities Associates III LP (“Associates III LP”) is the General Partner of the AOIII Acquisition Funds and 2020 LP. Athyrium Opportunities Associates III GP LLC (“Associates III GP”) is the General Partner of Associates III LP. Athyrium Opportunities Associates Co-Invest LLC (“Associates Co-Invest”) is the General Partner of Co-Invest LP. Athyrium Funds GP Holdings LLC (“GP Holdings”) is the Managing Member of Associates Co-Invest and Associates III GP. Jeffrey A. Ferrell, a member of the Company’s Board, serves as the Managing Member of GP Holdings and the President of Associates III GP and Associates Co-Invest, and in his capacity as such, may be deemed to exercise shared voting and investment power over the shares owned by the Funds. Mr. Ferrell and each of the foregoing entities disclaim beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The business address of each of the above entities and Mr. Ferrell is c/o Athyrium Capital Management, LP, 505 Fifth Avenue, Floor 18, New York, New York 10017.
(2)

Consists of (a) 7,122 shares of common stock, (b) 44,879 shares of common stock underlying RSUs that will vest within 60 days after the date of this table and (c) 29,564 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(3)

Consists of (a) 2,700 shares of common stock and (b) 3,227 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(4)

Consists of (a) 768 shares of common stock and (b) 828 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(5)

Consists of (a) 1,847 shares of common stock and (b) 3,014 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(6)

Consists of (a) 1,900 shares of common stock and (b) 3,227 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(7)

Consists of (a) 301 shares of common stock and (b) 964 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date. Ms. Sarna is not standing for re-election at the Annual Meeting.

(8)

Consists of (a) 4,013 shares of common stock, (b) 22,692 shares of common stock underlying RSUs that will vest within 60 days after the date of this table and (c) 21,511 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(9)

Consists of (a) 1,851 shares of common stock, (b) 21,684 shares of common stock underlying RSUs that will vest within 60 days after the date of this table and (c) 20,634 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(10)	Consists of those shares described in footnotes (1) through (9) above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2022. As of such date, we had outstanding awards under six equity compensation plans: our 2011 Incentive Stock Plan, our 2012 Plan, our 2015 Plan, our 2018 Fourth Amended Plan, our 2020 Employee Stock Purchase Plan and our 2021 Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)(1)	(c)
Equity compensation plans approved by security holders	718,591	(2)	$51.98	498,391	(3)
Equity compensation plans not approved by security holders	142,078	(4)	$81.05	110,799	(5)
Total	860,669		$59.89	609,190

(1)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.
(2)	Consists of stock options to purchase 489,101 shares of our common stock and 229,490 RSUs granted under our 2018 Fourth Amended Plan, our 2011 Incentive Stock Plan, our 2012 Plan and our 2015 Plan.
(3)

Represents 450,941 shares of our common stock reserved for future grants under our 2018 Fourth Amended Plan and 47,450 shares reserved for issuance under our 2020 Employee Stock Purchase Plan. Excludes 550,412 and 24,000 shares that were added to our 2018 Fourth Amended Plan, and our 2020 Employee Stock Purchase Plan, respectively, on January 1, 2023 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2030 equal to 4% and 1%, respectively, of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board). Our 2020 Employee Stock Purchase Plan was suspended effective November 6, 2022.

(4)	Consists of stock options to purchase 93,456 shares of our common stock and 48,622 RSUs granted under our 2021 Plan.
(5)	Represents shares of our common stock reserved for future grants under our 2021 Plan.

Material Features of the 2021 Inducement Plan*

On November 3, 2021, the Board approved and adopted the 2021 Plan for the grant of awards to individuals not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (“Rule 5635(c)(4)”). The Inducement Plan was approved by the independent directors of the Board without stockholder approval pursuant to Rule 5635(c)(4). The Inducement Plan was established with the purpose of helping the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in the value of our common stock. Subject to adjustment for certain changes in our capitalization, the maximum aggregate number of shares that may be issued under the Inducement Plan is 260,000. The Inducement Plan permits the grant of non-statutory stock options, stock appreciation rights, restricted stock, RSUs, performance stock awards and other awards based in whole or part by reference to shares of our common stock.

*	Share amounts reflect 25:1 reverse stock split effective January 3, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2021, or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeds $120,000; and

•

any related person (including our directors, executive officers, beneficial owners of more than 5% of our common stock, and any members of their immediate family) had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our Compensation Committee.

Beneficial ownership of securities is determined in accordance with the rules of the SEC.

Related Party Transactions

Convertible Notes, Securities Purchase Agreement and Warrants*

On June 1, 2021, we issued 50,724 shares of common stock to certain entities affiliated with Athyrium, which beneficially owns more than 5% of our common stock, in exchange for such entities’ agreement to waive the aggregate cash payment of approximately $3.6 million representing all interest due on our 7.25% Convertible Senior Notes due 2025 (the “Athyrium Notes”) for the payment date occurring on June 1, 2021.

On June 9, 2021, we entered into a securities purchase agreement with Acquisition 2 LP, a fund managed by Athyrium, pursuant to which we issued and sold 323,886 units representing (i) 323,886 shares of common stock and (ii) warrants to purchase up to 323,886 shares of common stock. The purchase price for each unit was $2.47, for an aggregate purchase price of approximately $20 million. The securities purchase agreement provided that the Company would register the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants.

In November 2022, we entered into a securities purchase agreement with affiliates of Athyrium relating to the offering and sale of an aggregate of 500,250 shares of common stock and accompanying warrants to purchase 500,250 shares of common stock, at a combined purchase price of $7.50 per share and accompanying warrant in a registered direct offering. The warrants have an exercise price of $8.22 per share and will become exercisable commencing six months following the date of issuance and will expire five years following the initial exercise date. The Company received approximately $3.75 million in gross proceeds from the offering as an in-kind payment. The in-kind payment was in the form of a waiver of the Company’s cash interest payment obligation of approximately $3.75 million due on the Athyrium Notes for the payment date occurring on December 1, 2022. Additionally, the Company agreed with Athyrium to amend outstanding warrants previously issued in 2021 to purchase up to 323,886 shares of common stock with an exercise price of $71.00 per share. The warrants have an amended exercise price of $8.22 per share, will become exercisable on May 9, 2023 and will expire five years following the initial exercise date. As of December 31, 2022, Athyrium held 1,194,234 shares, or 13.1% of the Company’s common stock outstanding and warrants to purchase up to 824,136 and 16,006 shares of common stock at an exercise price of $8.22 and $347.50, respectively.

In November 2022, we entered into a securities purchase agreement with Armistice Capital Master Fund Ltd. (together with its affiliates, “Armistice”) relating to the offering and sale of an aggregate of 800,000 shares of common stock and accompanying warrants to purchase 800,000 shares of common stock, at a combined purchase price of $7.50 per share and accompanying warrant in a registered direct offering. Following this transaction, Armistice became a related party due to greater than 5% ownership. On January 12, 2023, the Company issued warrants to purchase 90,000 shares of common stock to Armistice in exchange for Armistice’s agreement to waive the lockup provisions contained in the November 2022 offering securities purchase agreement. The warrant has an exercise price of $8.22, is exercisable beginning on May 9, 2023 and expires on May 9, 2028.

*	Share amounts reflect 25:1 reverse stock split effective January 3, 2023.

Fourth Amended and Restated Investors’ Rights Agreement

We are party to a fourth amended and restated investors’ rights agreement, effective as of August 27, 2019, as amended, which provides certain holders of our capital stock, including Dr. Harry Stylli, our former Chairman and Chief Executive Officer, and funds managed by Athyrium, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The registration of shares of the Company’s common stock pursuant to the exercise of registration rights described below would enable holders to sell these shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”) when the registration statement is declared effective. We will pay all expenses related to any demand, piggyback, or Form S-3 registration described below, with the exception of underwriting discounts and commissions. The registration rights described below will expire (i) five years after the completion of the Company’s initial public offering, (ii) with respect to any particular holder, at the time that such holder can sell all its registrable securities under Rule 144 or another similar exemption under the Securities Act without limitation during a three-month period without registration or (iii) upon termination of the fourth amended and restated investors’ rights agreement.

Demand Registration Rights

At any time beginning on January 14, 2021, the holders of 50% or more of the registrable securities then outstanding may make a written request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities with an aggregate offering price, net of underwriting discounts and commissions, of at least $20,000,000. We will prepare and file a registration statement as requested, unless, in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 120 days after receipt of the request. In addition, we are not obligated to effect more than two of these registrations within any 12-month period or if the holders’ proposed registered securities may be immediately registered on Form S-3.

Piggyback Registration Rights

Subject to certain specified exceptions, if we propose to register any of the Company’s securities under the Securities Act either for the Company’s own account or for the account of other stockholders, the holders of shares having registration rights are entitled to written notice and certain “piggyback” registration rights allowing them to include their shares in the Company’s registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, in their sole discretion, to limit the number of shares included in any such offering under certain circumstances, but not below 15% of the total amount of securities included in such offering, unless all other securities, other than the Company’s securities, are entirely excluded from the offering.

Form S-3 Registration Rights

At any time after we are qualified to file a registration statement on Form S-3, and subject to limitations and conditions, the holders of 50% or more of the registrable securities then outstanding are entitled to written notice of such registration and may make a written request that we prepare and file a registration statement on Form S-3 under the Securities Act covering their shares, so long as the aggregate price to the public, net of the underwriters’ discounts and commissions, is at least $10,000,000. We will prepare and file the Form S-3 registration as requested, unless, in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 120 days after receipt of the request. In addition, we are not obligated to prepare or file any of these registration statements: (i) within 180 days after the effective date of a registration statement pursuant to demand or piggyback registration rights or (ii) if two of these registrations have been completed within any 12-month period.

Registration Rights for Shares of Common Stock Issuable Upon Conversion of Notes

In connection with the issuance of the Athyrium Notes, we entered into an amendment to the registration rights agreement with certain entities affiliated with Athyrium pursuant to which certain entities affiliated with Athyrium acquired rights to cause us to register the resale of shares of common stock issuable upon conversion of the Athyrium Notes.

Transactions with Anthem

The Chairman of our Board, Jeffrey D. Alter, previously served as Executive Vice President, IngenioRX and Anthem Health Solutions, at Anthem, Inc., from September 2020 to October 2021. In connection with our discontinued genetic testing business, we historically submitted claims for reimbursement and receive associated payments from commercial third-party payors, one of whom is Anthem, Inc. During the year ended December 31, 2021, aggregate payments received from Anthem, Inc. were $2.6 million.

Investment in Enumera Molecular, Inc.

In May 2022, we completed the divesture of our single-molecule detection platform. Under the terms of the agreements, we contributed intellectual property and fixed assets related to the single-molecule detection platform to a newly-formed entity, Enumera Molecular, Inc. (“Enumera”), which intends to develop and commercialize the platform. Enumera was formed by and is affiliated with Dr. Matthew Cooper, our former Chief Scientific Officer, who owned approximately 10% of the equity interests of Enumera on a fully diluted basis immediately following the consummation of the transaction. Upon the consummation of the transaction, the Company received 6,000,000 shares of Series A-1 preferred stock of Enumera with an estimated value of $6.0 million in exchange for the contributed assets, representing 25% minority ownership in Enumera on a fully-diluted basis.

Related Party Transaction Policy

We have adopted a written related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person (as defined above) are, were or will be participants in which the amount involved exceeds $100,000. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee for review, consideration and approval or ratification. The presentation must include a description of, among other matters, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify, or reject a related party transaction, our Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

Certain related party transactions described above were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions at such time.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 29, 2023 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered no later than the 10th day after the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 15, 2024 and no later than the close of business (6:00 p.m. Pacific Time) on March 16, 2024. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2024 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 15, 2024. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2022, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (833) 727-2841, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including exhibits, upon the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

APPENDIX A

BIORA THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN (FIFTH AMENDED & RESTATED)

ADOPTED BY THE BOARD: FEBRUARY 22, 2018 (FIRST AMENDMENT MARCH 6, 2019, SECOND AMENDMENT DECEMBER 5, 2019, THIRD AMENDMENT MARCH 4, 2020, FOURTH AMENDMENT MAY 5, 2021, FIFTH AMENDMENT, MARCH 22, 2023)

APPROVED BY THE STOCKHOLDERS: FEBRUARY 22, 2018 (FIRST AMENDMENT MARCH 6, 2019, SECOND AMENDMENT DECEMBER 5, 2019, THIRD AMENDMENT MARCH 4, 2020, FOURTH AMENDMENT MAY 5, 2021, FIFTH AMENDMENT                 ,     2023)

1. GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is the successor to and continuation of the Company’s Amended and Restated 2012 Stock Plan, as amended, and the Company’s 2015 Consultant Stock Plan (each a “Prior Plan”). From and after 11:59 p.m. Pacific time on February 22, 2018 (the “Original Effective Date”), no additional stock awards will be granted under a Prior Plan. All stock awards granted under a Prior Plan remain subject to the terms of that Prior Plan. All Awards granted on or after 11:59 p.m. Pacific Time on the Original Effective Date shall be subject to the terms of the Plan.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in the value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Document or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Document, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Document, no amendment of the Plan will materially impair a Participant’s rights under a then-outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of Exchange Act or any successor rule, if applicable.

(viii) To approve forms of Award Documents for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in the Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Documents.

(x) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in the Plan by persons eligible to receive Awards under the Plan who are foreign nationals or employed outside the United States or (B) allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Document that are required for compliance with the laws of a foreign jurisdiction.

(c) Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Stock Awards and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the following: (1) the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer, (2) the time period during which such Stock Awards may be granted and the time period during which the shares of Common Stock issuable upon exercise of a Stock Award may be issued, (3) a minimum amount of consideration (if any) for which such Stock Awards may be issued and a minimum amount of consideration for the shares of Common Stock issuable upon the exercise of a Stock Award, and (4) that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any Person and will be final, binding and conclusive on all Persons, unless found by a court of competent jurisdiction to have been either (i) arbitrary and capricious or (ii) made in bad faith.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the date of adoption of the Plan by the Board, as aggregated from time to time, will be seven million two hundred sixty-two thousand four hundred twelve (7,262,412) shares of Common Stock (the “Share Reserve”).

(ii) The Share Reserve will automatically increase on January 1st of each year, during the term of the Plan, commencing on January 1, 2022 and ending with a final increase on January 1, 2030, in an amount equal to four percent (4%) of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, calculated on a fully diluted, fully converted basis. For the avoidance of doubt, the “total number of shares of Capital Stock outstanding” shall include the Share Reserve. The Board may provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv) Shares may be issued under the terms of the Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires, is canceled, forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancelation, forfeiture, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to or repurchased or otherwise reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award, as consideration for the exercise or purchase price of a Stock Award, or with the proceeds paid by the Participant under the terms of a Stock Award, will again become available for issuance under the Plan. If the Company repurchases shares of Common Stock with stock option exercise or stock purchase proceeds, such shares shall be added to the Share Reserve. For any Stock Award with respect to which a net number of shares of Common Stock are issued, whether in satisfaction of tax withholding obligations, exercise or purchase prices or otherwise, only the net number of shares shall reduce the Share Reserve.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be seven million two hundred sixty-two thousand four hundred twelve (7,262,412) shares of Common Stock.

(d) Non-Employee Director Limit. The aggregate dollar value of Stock Awards (based on the grant date fair value of the Stock Awards) granted under this Plan during any calendar year to any one non-employee Director shall not exceed $750,000.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock and may include shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or comply with the requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b) Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of shares of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of shares of Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that

(A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that the Board determines is a benefit to the Company and specified in the applicable Award Document.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate exercise price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Document evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board determines. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive shares of Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments based on completion of specified periods of Continuous Service that may or may not be equal. The Option or SAR may be subject to such other terms and conditions with respect to the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate any provisions of the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such provisions, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy (the “Insider Trading Policy”), and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 8(h), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Insider Trading Policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Plan or the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Document, in another agreement between the non-exempt Employee and the Company or any Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares of Common Stock under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Documents.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that the Board determines is a benefit to the Company, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv) Transferability. Shares of Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Board determines in its sole discretion, so long as such shares of Common Stock remains subject to the terms of the Restricted Stock Award Document.

(v) Dividends. A Restricted Stock Award Document may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares of Common Stock subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that the Board determines is a benefit to the Company, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Document.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. The Restricted Stock Unit Award Document may provide that any additional shares of Common Stock covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company or any Affiliate, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Document, the Board may determine that a Performance Stock Award may be payable in cash.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is granted and/or becomes payable contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Committee or the Board, retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a Performance Period.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or purchase price less than 100% of the Fair Market Value of shares of Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. No Award may be exercised or shares of Common Stock issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares of Common Stock issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any shares of Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or shares of Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Repurchase Rights. Prior to the Initial Public Offering Date, shares of Common Stock issued under the Plan may be subject to a right of first refusal, one or more repurchase options or reacquisition rights, drag-along rights, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right or other right that it may have with respect to a share of Common Stock issued under the Plan, whether or not such right is then exercisable, to one or more Persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the issuance of shares of Common Stock hereunder and shall promptly present to the Company any certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. To the extent required by any agreement of stockholders or other agreement to which the Company is or may become subject, persons acquiring shares of Common Stock issued under the Plan will be required to enter into such agreement upon acquiring such shares of Common Stock as a condition of acquiring such shares of Common Stock.

(b) Provision of Information. To the extent required by applicable law, the Company will provide information to Participants regarding the Company.

(c) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(d) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all material terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Board, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.

(e) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the shares of Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(f) No Employment or Other Service Rights. Nothing in the Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason or no reason, with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such

Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including the certificate of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(g) Change in Time Commitment. If after the date of grant of any Award to the Participant, the Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence), or the Participant’s role or primary responsibilities are changed to a level that, in the good faith determination by the Board does not justify the Participant’s unvested Awards, the Board has the unilateral right, which right shall be exercised in its sole discretion, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(h) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(i) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring shares of Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company (A) as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and (B) that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the shares of Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the shares of Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (x) the issuance of the shares of Common Stock upon the exercise of a Stock Award or acquisition of shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares of Common Stock.

(j) Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.

(k) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(l) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of shares of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(m) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company or any Affiliate, the Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in the Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(n) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Document as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company or any Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to each outstanding Stock Award, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of shares of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine, with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such accelerated vesting (and if applicable, such exercise) reversed if the Corporate Transaction does not become effective;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Stock Award, taking into account the value of the shares of Common Stock subject to the canceled Stock Award, the possibility that the Stock Award might not otherwise vest in full, and such other factors as the Board deems relevant;

(vi) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Corporate Transaction of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise; and

(vii) continuation of the Stock Award.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding Stock Award will be assumed or an equivalent Stock Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Stock Award or to substitute an equivalent Stock Award, in which case the vesting of such Stock Award will accelerate in its entirety (along with, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Document for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Awards may be granted after the tenth (10th) anniversary of the earlier of (i) the date the Board adopts the Plan, or (ii) the date the stockholders approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. EFFECTIVE DATE OF PLAN

The Plan came into existence on the Original Effective Date and no Award shall be granted hereunder prior to such date.

12. CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any direct or indirect “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class and series of common stock and preferred stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, shares of Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s failure substantially to perform his or her duties and responsibilities to the Company or any Affiliate or violation of a policy of the Company or any Affiliate; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other misconduct that has caused or is reasonably expected to result in injury to the Company or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other Person to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Affiliate; or (iv) Participant’s breach of any of his or her obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any Affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date on which the Board adopts the Plan, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Biora Therapeutics, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, from and after the Initial Public Offering Date, a person is treated as a Consultant under the Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the applicable Award Document, the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C) (i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means March 22, 2023.

(s) “Employee” means any person providing services as an employee of the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the date of adoption by the Board of the Plan, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, (vi) Harry Stylli, or any trust or Entity wholly owned by him or as to which he is the trustee and beneficiary, or (vii) Athyrium Capital Management, LP, or any fund managed by Athyrium Capital Management, LP.

(w) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

The Board shall make a good faith determination of the Fair Market Value of any securities or derivative securities (including options) of the Company. For any options granted after the Initial Public Offering Date, the Board shall base the Fair Market Value of any options on the “fair value” determined for financial accounting purposes under Accounting Standards Codification 718.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to a registration statement filed and declared effective pursuant to the Securities Act.

(z) “Initial Public Offering Date” means the date of the underwriting agreement between the Company and the underwriters(s) managing the Initial Public Offering, pursuant to which shares of Common Stock are priced for the Initial Public Offering; provided that the Initial Public Offering contemplated by such underwriting agreement occurs.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act (whether or not shares of Common Stock are publicly traded).

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Document” means an Award Document evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Document will be subject to the terms and conditions of the Plan.

(hh) “Own,” “Owned,” “Owner,” “Ownership”, a Person will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Period” means the period of time selected by the Board over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(mm) “Person” means a “person” as defined in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(nn) “Plan” means this 2018 Equity Incentive Plan of Biora Therapeutics, Inc. (Fifth Amended and Restated).

(oo) “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of the Plan.

(ss) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(tt) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(uu) “Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of the Plan.

(vv) “Stock Award” means any right to receive shares of Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award. The right to receive cash under the terms of a Stock Award that is actually settled in shares of Common Stock shall not disqualify such award from satisfying the definition of a “Stock Award”.

(ww) “Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of the Plan.

(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other Entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(yy) “Ten Percent Stockholder” means a Person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

END OF DOCUMENT

BIORA THERAPEUTICS, INC. 4330 LA JOLLA VILLAGE DRIVE SUITE 300 SAN DIEGO, CA 92122	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BIOR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13352-P90496                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIORA THERAPEUTICS, INC.					For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:					All	All	Except

1.	Election of Directors: To be elected for terms expiring in 2024.				☐	☐	☐

	Nominees:

	01)	Adi Mohanty	04)	Jill Howe
	02)	Jeffrey D. Alter	05)	Brian L. Kotzin, M.D.
	03)	Jeffrey A. Ferrell	06)	Lynne Powell
The Board of Directors recommends you vote FOR Proposals 2 and 3.									For	Against	Abstain
2.	To approve an amendment and restatement of our 2018 Equity Incentive Plan, including to increase the shares reserved for issuance.								☐	☐	☐

3.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V13353-P90496

BIORA THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 14, 2023 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adi Mohanty, Eric d’Esparbes and Clarke Neumann, or any of them, as proxies and attorneys-in-fact, each with the power to act without the other and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of Biora Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on June 14, 2023, live via the Internet, at www.virtualshareholdermeeting.com/BIOR2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by the proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side